UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Commission File Number 000-21915

Date of Report: April 19, 2006

COLDWATER CREEK INC.

(Exact name of registrant as specified in its charter)

DELAWARE	82-0419266
(State of other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

ONE COLDWATER CREEK DRIVE, SANDPOINT, IDAHO 83864

(Address of principal executive offices)

(208) 263-2266

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                                                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                                                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                                                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                                                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01  Changes in Registrant’s Certifying Accountant

(a)                                  Dismissal of Independent Registered Public Accounting Firm

On April 19, 2006, Coldwater Creek Inc. (the “Company”) dismissed KPMG LLP (“KPMG”) as its independent registered public accounting firm. The decision was made and approved by the Audit Committee of the Board of Directors of the Company.

The audit reports of KPMG on the consolidated financial statements of Coldwater Creek Inc. and subsidiaries as of and for the years ended January 28, 2006 and January 29, 2005 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that the January 29, 2005 opinion stated that the Company restated its fiscal 2003 and fiscal 2002 consolidated financial statements in order to correct an error in accounting for rent expense. The audit reports of KPMG on management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of January 28, 2006 and January 29, 2005 did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that KPMG’s report indicates that the Company did not maintain effective internal control over financial reporting as of January 29, 2005, because of the effects of the material weakness on the achievement of certain control objectives, and contains an explanatory paragraph that states:

“The Company did not maintain adequate policies and procedures relative to the selection, monitoring and review of lease accounting practices to ensure the related leasing transactions were accounted for in accordance with generally accepted accounting principles. As a result of this deficiency, annual rent expense in prior periods had been understated. On March 9, 2005, the Company announced that it would restate certain of its previously issued financial statements to reflect the correction of errors in the Company’s lease accounting.”

The Company has authorized KPMG to respond fully to the inquiries of the successor independent registered public accounting firm concerning the subject matter of the material weakness.

In connection with the audits of the Company’s consolidated financial statements for each of the fiscal years ended January 28, 2006 and January 29, 2005 and through the date of this Current Report, there were: (1) no disagreements between the Company and KPMG on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference to the subject matter of the disagreement in their reports on the Company’s financial statements for such years, and (2) no reportable events within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K, except as described in the following paragraph.

In Item 9A of the Company’s Annual Report on Form 10-K for the year ended January 29, 2005, management of the Company reported that it had assessed the effectiveness of the Company’s internal control over financial reporting as of January 29, 2005 and had identified a material weakness in internal control over financial reporting as described above. The material weakness resulted in an adverse opinion from KPMG on the effectiveness of the Company’s internal control over financial reporting as of January 29, 2005.

The Company has provided KPMG a copy of the disclosures in this Form 8-K and has requested that KPMG furnish it with a letter addressed to the Securities and Exchange Commission (the “SEC”) stating whether or not KPMG agrees with the Company’s statements in this Item 4.01(a). A copy of the letter dated April 20, 2006 furnished by KPMG in response to that request is filed as Exhibit 16.1 to this Form 8-K.

(b)                                  Engagement of New Independent Registered Public Accounting Firm

On April 19, 2006, the Audit Committee of the Board of Directors of the Company selected Deloitte & Touche LLP (“Deloitte”) to serve as its new independent registered certified public accountants, subject to completion of Deloitte’s client acceptance procedures. Prior to the selection of Deloitte to provide the audit of the Company’s financial statements and the review of interim filings, the Company did not consult Deloitte regarding any matter requiring disclosure under Item 304(a)(2) of Regulation S-K.

The Company requested that Deloitte review this Form 8-K and provided Deloitte with the opportunity to furnish the Company with a letter addressed to the Securities and Exchange Commission containing any new information, clarification of the Company’s expression of its views, or the respects in which it does not agree with the statements made by the Company in this Form 8-K. Deloitte has notified the Company that it has reviewed this Form 8-K and has no intention or basis on which to submit a letter addressed to the Securities and Exchange Commission in response to Item 304 of Regulation S-K.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits.

	16.1	Letter from KPMG LLP addressed to the Securities and Exchange Commission dated April 20, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLDWATER CREEK INC.

Date: April 25, 2006
/s/ Dennis C. Pence
Dennis C. Pence
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.

16.1	Letter from KPMG LLP addressed to the Securities and Exchange Commission dated April 20, 2006